Exhibit 11.1-Statement Re:  Computation of Net Loss Per Share


                                                                                         Period from
                                                                                         December 12,
                                                                                             1986
                                                          Three Months Ended           (Inception) to
                                                               March 31,                  March 31,
                                                      --------------------------       --------------
                                                          1996           1995                1996
                                                      --------------------------       --------------
Primary:
Average shares outstanding                              7,824,365      7,541,105           1,747,005
Net effect of dilutive stock
     options--based on the treasury
     stock method using average
     market price (See Note A Below)                            -              -             469,524
                                                      --------------------------        ------------

Totals                                                  7,824,365      7,541,105           2,216,529
                                                      --------------------------        ------------
                                                      --------------------------        ------------
Net loss                                              $(1,733,784)   $(2,977,757)       $(30,899,275)
                                                      --------------------------        ------------
                                                      --------------------------        ------------
Per share amount                                           $(0.22)        $(0.39)            $(13.94)
                                                      --------------------------        ------------
                                                      --------------------------        ------------

Fully diluted:
Average shares outstanding                              7,824,365      7,541,105           3,383,325
Net effect of dilutive stock
     options--based on the treasury
     stock method using average
     market price or the ending market
     price if higher (See Note A Below)                         -              -             469,524
                                                      --------------------------        ------------

Totals                                                  7,824,365      7,541,105           3,852,849
                                                      --------------------------        ------------
                                                      --------------------------        ------------
Net loss                                              $(1,733,784)   $(2,977,757)       $(30,899,275)
                                                      --------------------------        ------------
                                                      --------------------------        ------------
Per share amount                                           $(0.22)        $(0.39)             $(8.02)
                                                      --------------------------        ------------
                                                      --------------------------        ------------
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NOTE A:
  Represents shares required by the provisions of Staff Accounting Bulletin No.
  83 for "cheap stock" issued prior to the Company's initial public offering in
  August 1994.